EXHIBIT 10.32

ASSET PURCHASE AGREEMENT

By and Between

COGENT FINANCIAL GROUP

a California corporation,

as Seller,

And

COGENT ACQUISITION COMPANY, LLC

a Delaware limited liability company

as Buyer

Dated as of

March 14, 2007

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of March 14, 2007, by and between Cogent Acquisition Company, LLC, a Delaware limited liability company, (“Buyer”), and Cogent Financial Group, a California corporation (“Seller”).

RECITALS:

A. Seller is engaged in activities of a consumer financial servicer and owns the residual interest in certain consumer obligations and certain other assets relating to the servicing of such consumer obligations.

B. Substantially all assets of Seller, including the consumer obligations, are encumbered by a first and senior security interest in favor of SageCrest, except with respect to certain accounts assigned to or encumbered by an interest in favor of Dubhe I, LLC, a Delaware limited liability company. The amount of the indebtedness owed by Seller to SageCrest is not less than the Purchase Price (as provided herein).

C. Seller desires to transfer certain of its assets to Buyer and Buyer desires to purchase certain of Seller’s assets for the consideration provided herein.

D. Seller is not transferring and Buyer is not assuming any Liabilities (as defined herein) of Seller, except for the Assumed Liabilities.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises, covenants and conditions of the parties herein set forth, and for other good and valuable consideration, the receipt and adequacy of which the parties do hereby acknowledge, the parties agree as follows:

SECTION 1. DEFINITIONS

As used herein, the following words and terms shall have the meanings ascribed to them below:

“Account Collateral” shall have the meaning ascribed to it in Section 2.l(e).

“Accounts” shall have the meaning ascribed to it in Section 2.l(c).

“Assumed Employee Liabilities” shall have the meaning ascribed to it in Section 2.2(a).

“Assumed Liabilities” means those Liabilities identified in Section 2.2.

Buyer” shall mean Cogent Acquisition Company, a Delaware limited liability company.

“Buyer’s Affiliates” shall have the meaning ascribed to it in Section 10.2.

“Claim” shall have the meaning ascribed to it in Section 10.2.

“Closing” shall have the meaning ascribed to it in Section 11.1.

“Closing Date” shall mean the date that the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any regulations thereunder.

“Confidential Information” shall mean and include, without limitation all information concerning a Person’s products, costs, prices, sales marketing and distribution methods, properties and assets, liabilities, finances, employees, customer and vendor lists and related information, and all other information not previously disclosed to the public directly by the Person. “Confidential Information” shall not include any Confidential Information to the extent that such Confidential Information: (i) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Person charged with preserving the confidentiality of such Confidential Information; (ii) was known by the Person charged with preserving the confidentiality of such Confidential Information prior to the disclosure to such Person of the Confidential Information; (iii) becomes known to the Person charged with preserving the confidentiality of such Confidential Information through disclosure by sources, other than such Person or its affiliates or professional advisers, having the legal right to disclose such Confidential Information; or (iv) is required to be disclosed by the Person charged with preserving the confidentiality of such Confidential Information to comply with applicable Law; provided, that the such Person provides prior written notice of such disclosure to the Person to which such Confidential Information relates, and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

“Dubhe” has the meaning ascribed in the recitals hereto.

“Dubhe Accounts” shall have the meaning ascribed to it in Section 3.l(b).

“Employee Plans/Agreements” shall have the meaning ascribed to it in Section 6.11.

“Financial Statements” shall have the meaning ascribed to it in Section 6.5.

“GAAP” shall mean generally accepted accounting principles consistently applied.

“Governmental Entity” shall mean any court, arbitration, department, commission, legislature, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign, quasi-governmental agency or self-regulatory authority.

“Indemnified Party” shall have the meaning ascribed to it in Section 10.4(a).

“Indemnifying Party” shall have the meaning ascribed to it in Section 10.4(a).

“Law” shall mean any law, statute, rule, regulation, ruling, decision, caselaw, ordinance, decree, order or any other official act of any Governmental Entity.

“Liability” or “Liabilities” shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, contingent, asserted or unasserted, liquidated or unliquidated, secured or unsecured, accrued or not accrued.

“Lien” shall mean any mortgage, lien, security interest, pledge, encumbrance, charge whether statutory or otherwise.

“Litigation” shall have the meaning ascribed to it in Section 6.13.

“Material Adverse Effect” shall mean a material adverse effect (a) on the business, assets, condition (financial or otherwise), or in the results of operations; (b) on the ability of a party to perform under this Agreement or any other agreement or document contemplated hereunder; or (c) upon the legality, validity, binding effect or enforceability against a party hereto of this Agreement or any other agreement or document contemplated hereunder. Each determination of whether a Material Adverse Effect has occurred shall be made in good faith by the person or persons making such determination and shall take into account all relevant facts and circumstances existing as of the date of determination.

“PAL” means Paramount Alliance Limited, a California corporation.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or any government or agency or political subdivision thereof.

“Premises” shall mean those premises covered by the Premises Lease.

“Premises Lease” shall have the meaning ascribed to such real property lease identified on Schedule 2.1(b) .

“Provider Assignment Agreements” shall have the meaning ascribed to it in Section 2.l(f).

“Purchase Price” shall have the meaning ascribed to it in Section 4.1.

“Purchase Price Accounts” shall mean those certain Accounts that are not in default designated by Buyer and approved by Seller (which approval shall not be unreasonably withheld) for which the aggregate original purchase price paid to the assignors of such accounts is the sum of $390,000.00, identified on Schedule 6.9(j).

“Purchased Assets” shall have the meaning ascribed to them in Section 2.1.

“Purchased Books and Records” shall have the meaning ascribed to them in Section 2.1(o).

“SageCrest” shall mean SageCrest II, LLC a Delaware limited liability company.

“SageCrest Entities” shall have the meaning ascribed to it in Section 11.2(f) .

“Schlegel” shall mean Theodore Schlegel, an individual.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Seller’s Affiliates” shall have the meaning ascribed to it in Section 10.3.

“Seller Employees” shall have the meaning ascribed to it in Section 6.11(a) .

“Seller Contracts” shall have the meaning ascribed to it in Section 2.1(b).

“Knowledge” shall mean an individual shall be deemed to have knowledge of a particular fact or matter if: (a) the individual either Schlegel, Alice Nothern, Doug Swets, or Justin Betance, or an employee who would be reasonably expected to report such Knowledge to an officer, director, or manager, and (b) either (i) that individual is actually aware of that fact or matter, and (ii) a prudent business person could be expected to discover or otherwise become aware of that fact or matter in the course of exercising reasonable care in conducting its business or operating the assets of the business, or conducting a reasonable investigation regarding the accuracy of any such fact or matter.

“Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“$390,000 Investors” shall mean, collectively, those individuals or entities who are the beneficiaries of certain debt instruments owed by Seller in an aggregate principal sum of approximately $390,000, identified on Schedule 6.9(j).

“Trade Rights” shall mean and include: (A)(i) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship; (iii) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (iv) all know-how, discoveries, improvements, designs, trade secrets, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (v) all registrations of any of the foregoing, all applications therefor, all goodwill associated with any of the foregoing, and all claims for infringement or breach thereof, and (B) all telephone numbers (business, cell, and facsimile), internet domain names and sites, and rights to mail or post office boxes or services.

“Transfer” shall mean any transfer, assignment, sale, hypothecation, pledge, gift or other disposition.

SECTION 2. ASSETS ACQUIRED; LIABILITIES ASSUMED

2.1 Assets Acquired. Seller agrees to sell, assign, grant, transfer, and deliver to Buyer (and to the extent PAL is required to act, shall cause PAL to sell, assign, grant, transfer and deliver to Buyer), and Buyer agrees to purchase, acquire and accept from Seller, on the terms and conditions set forth in this Agreement, the following assets (“Purchased Assets”):

(a) All of Seller’s rights, title and interest in the equipment, furniture and fixtures owned, utilized or held for use by Seller listed on Schedule 2.l(a).

(b) All of Seller’s rights, title and interest under certain leases and contracts (other than those referred to in Section 2.l(c) below) listed on Schedule 2.l(b), but only to the extent that such contracts are assumable by Buyer pursuant to the terms of such contracts (the “Seller Contracts”). Buyer, at its sole discretion, shall be permitted to exclude any contract or lease from Schedule 2.l(b) within 30 days after the Closing Date by providing Seller notice of such exclusion. Notwithstanding the foregoing, Buyer shall be responsible for those certain Seller Contracts as specifically designated as mandatory Seller Contracts in Schedule 2.l(b).

(c) All of Seller’s rights, title and interest in the consumer accounts listed on Schedule 2.l(c) (collectively with the Account Collateral, the “Accounts”).

(d) All of Seller’s rights to service the Accounts.

(e) All of Seller’s and PAL’s rights, title and interest (a) to claims, causes of action, judgments, liens, and similar rights relating to recovery of the Accounts, and (b) in assets that are the subject of such Accounts or that constitute security interests or other interests in assets that are collateral for such Accounts, including without limitation all motor vehicles, original documentation relating to such rights and interests, including certificates of title, and all rights to recover upon or take any act with respect to such interests or assets, identified on Schedule 2.l(e), other than those identified on Schedule 3.1 (collectively, the “Account Collateral.

(f) All of Seller’s and PAL’s rights, title and interest in contracts and agreements with assignors of retail installment sale contracts and accounts providing for the assignment of such contracts and accounts, existing as of the Closing Date as identified on Schedule 2.l(f), other that those identified on Schedule 3.1 (“Provider Assignment Agreements”).

(g) All of Seller’s rights, title and interest in leasehold improvements installed or purchased by Seller in or on the Premises.

(h) All of Seller’s rights, title and interest in any Trade Rights identified in Schedule 6.12(a) and any and all derivations thereof, and all rights to use or allow others to use such name(s) and/or derivations, other than those certain Trade Rights identified on Schedule 6.12(b).

(i) All of Seller’s rights, title and interest in computer source codes, programs and other software of Seller, including all machine readable code, printed listings of code, documentation and related property and information of Seller related to servicing the Accounts.

(j) [Intentionally omitted.]

(k) All of Seller’s and PAL’S rights, title and interest in deposits, whether in the possession of Seller, or PAL, or third parties, pursuant to any contract or agreement, including the deposit in connection with the Premises Lease, including without limitation such deposits identified on Schedule 2.l(k)(i), but excluding the deposits and funds identified on Schedule 3.1.

(1) All of Seller’s rights, title and interest in those certain, lock box and cash management accounts and agreements and related collection services and mail and post offices boxes, and other agreements with financial institutions, banks and service providers for the handling of funds, including without limitation such deposits accounts and arrangements listed on Schedule 2.1(1).

(m) All of Seller’s rights, title and interest in notes receivable and any other obligation in favor of Seller existing as of the Closing Date not otherwise excluded on Schedule 3.1(c) identified in Schedule 2.l(m), including without limitation that certain note payable in the principal amount of $338,170.78 by Douglas Garcia that is due and payable to Seller.

(n) All of Seller’s rights, title and interest in cash and cash equivalents existing as of the Closing Date, including without limitation all funds in the deposit accounts and cash management accounts identified in Schedule 2.1(1) as of the Closing Date, and all security deposits, all as identified on Schedule 2.1(n), excluding such cash and cash equivalent identified on Schedule 3.1.

(o) Subject to Section 13, all of Seller’s books and records relating to the Accounts and/or the servicing of the Accounts (the “Purchased Books and Records”).

2.2 Assumed Liabilities. Buyer shall assume and be liable for only the following debts, contracts, agreements, commitments, obligations, and Liabilities of Seller (“Assumed Liabilities”):

(a) Accrued sick leave and vacation benefits of Seller’s employees as of the Closing Date and the severance pay owing to Douglas B. Swets as of the Closing Date but in each case only as specifically listed and in such amounts as set forth on Schedule 2.2(a) (“Assumed Employee Liabilities”).

(b) All security deposits paid by Account debtors in connection with the Accounts as identified on Schedule 2.2(b).

(c) Any sales or transfer Taxes attributable to or arising from the transfer of the Purchased Assets by Seller to Buyer, and excluding without limitation income and franchise taxes of the Seller.

(d) The payments in Schedule 2.2(d) for obligations of Seller through the Closing Date.

(e) Liabilities arising solely under a Purchased Asset, but only to the extent such Liabilities accrue from and after the Closing Date and are otherwise expressly assumed hereunder.

(f) All of the Liabilities listed on Schedule 2.2(f).

SECTION 3. EXCLUDED ASSETS AND LIABILITIES

3.1 Excluded Assets. Excluded from this sale and purchase are any properties or assets that are not Purchased Assets including, but not limited to, (a) the items otherwise located in the Premises listed on the attached Schedule 3.l(a), (b) any Account listed on Schedule 3.l(b), including without limitation the accounts or obligations that are subject to a senior interest in favor of Dubhe as identified on Schedule 3.l(b)(i) (the “Dubhe Accounts”); and (c) all other items listed on Schedule 3.l(c).

3.2 Excluded Liabilities. Other than the Assumed Liabilities, Buyer shall not assume and shall not be liable for, and Seller shall retain and remain solely liable for and obligated to discharge, all of the debts, contracts, agreements, commitments, obligations and any other Liability of Seller but only if and to the extent accruing prior to the Closing Date, including, without limitation, the following:

(a) Any Liability for breaches by Seller of any contract or any other instrument, contract or purchase order or any liability for payments or amounts due under any contract, agreement, lease, license, commitment or any other instrument, contract or purchase order;

(b) Any Liability or obligation for Taxes attributable to or imposed upon Seller for any period, or attributable to or imposed upon the Accounts;

(c) Any Liability or obligation for or in respect of any loan, other indebtedness for money borrowed, or account payable of Seller;

(d) Any Liability or obligation arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent relating to any action or omission by or on behalf of Seller, including, without limitation, any Liability for violation of any consumer lending Law, violations of federal or state securities or other Laws;

(e) Any Liability or obligation arising out of any “employee benefit plan,” as such term is defined by the Employee Retirement Income Security Act of 1974 (“ERISA”) or other employee benefit plans;

(f) Any Liability or obligation for making payments of any kind (including as a result of the termination of employment by Seller of employees, or other claims arising out of the terms and conditions of employment with Seller, or for vacation or severance pay or otherwise) to employees of Seller or in respect of payroll taxes for employees of Seller;

(g) Any Liability or obligation for making payments of any kind with respect to any Excluded Asset, whether to customers, lenders, vendors, employees, borrowers or other third parties;

(h) Any Liability or obligation of Seller incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby;

(i) Any Liability or obligation for trade accounts or debts;

(j) Any Liability or obligation to Seller’s borrowers or accrued debtors under any Account or Excluded Asset;

(k) Any Liability or obligation under any Seller Contract that arises after the Closing that relates to a breach of such Seller Contract by Seller that occurred prior to the Closing;

(1) Any Liability or obligation under any of the Employee Plans/Agreements of Seller;

(m) Any Liability or obligation arising out of or relating to any employee grievance; and

(n) Any Liability or obligation to indemnify, reimburse, or advance payments to any officer, director, employee or agent of Seller.

SECTION 4. PURCHASE PRICE - PAYMENT

4.1 Purchase Price. The purchase price (the “Purchase Price”) for the Purchased Assets shall be the sum of (a) $55,024,768.07 and, (b) the aggregate sum of the original provider paid amounts of the Purchase Price Accounts.

4.2 Payment of Purchase Price. The Purchase Price set forth in Section 4.l(a) shall be paid by Buyer by delivery by Buyer to SageCrest on behalf of Seller; and the Purchase Price set forth in Section 4.1(b) shall be paid by delivery of the Purchase Price Accounts to Seller for the sole benefit of the $390,000 Investors identified on Schedule 6.9(j) to satisfy and retire any debt owed to the $390,000 Investors.

SECTION 5. NO SUCCESSOR AND FRAUDULENT TRANSFER

5.1 Seller acknowledges that (i) Seller has received adequate consideration for the Purchased Assets; (ii) Buyer will not have any corporate management, officers or directors in common with Seller; and (iii) Seller is not receiving any equity in Buyer

5.2 Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, which shall remain true and correct to and including the Closing Date.

6.1 Corporate Existence. Except as identified in Schedule 6.1, Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all requisite corporate power and authority to own or lease, and to operate its assets, and to carry on its business as now being conducted to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

6.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by all requisite corporate action on the part of Seller, and this Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

6.3 No Violation. Seller’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate Seller’s Articles of Incorporation or Bylaws; (ii) violate any Law applicable to Seller or its assets, nor, will it violate or conflict with, or constitute a default, or result in the creation of any Lien on any of the Purchased Assets under any note, contract or other agreement or instrument to which Seller is a party or by which Seller or its assets are bound, the violation of which shall have a Material Adverse Effect, or (ii) (except for consents to be acquired prior to the Closing), require any authorization, consent, approval, exemption or other action by or notice by or to any Government Entity or third party, the failure to obtain which shall have a Material Adverse Effect.

6.4 Assigned Agreements. Seller has no knowledge of any facts that would establish that Seller Contracts (including all the agreements relating to the Accounts and servicing of the Accounts) and Provider Assignment Agreements were not entered into in the ordinary course of Seller’s business and are not in full force and effect in accordance with their terms. Except as set forth in Schedule 6.4, Seller is not in default of any Seller Contract or Provider Assignment Agreement. Except as set forth in Schedule 6.4, Seller has all requisite corporate power and authority to assign to Buyer the rights of Seller under the Accounts and the service rights to the Accounts, Provider Assignment Agreements and subject to the terms of the Seller Contracts, all other Seller Contracts.

6.5 Financial Statements. Seller has delivered to Buyer true and complete copies of the financial statements of Seller consisting of (i) balance sheet of Seller as of December 31, 2006, and the related statement of income and cash flow for the year then ended (including the notes contained therein or annexed thereto), a complete and accurate copy of which is attached as Schedule 6.5 (“Financial Statements”). The Financial Statements (subject to normal year end adjustments and absence of footnotes) (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP, have been prepared in accordance with the books and records of Seller, and Fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of Seller as of the dates and for the years and periods indicated. The financial books and records are true and correct in all material respects.

6.6 Tax Matters

(a) Provisions For Taxes. Except as set forth in Schedule 6.6 (a), the provisions made for Taxes on the Financial Statements is sufficient for the payment of all Taxes, whether or not disputed at the date of the Financial Statements. Since the date of the Financial Statements, Seller has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of Seller.

(b) Tax Returns Filed. Except as set forth for Schedule 6.6 (b), all Tax returns required to be filed by or on behalf of Seller have been timely filed and when filed were true and correct in all material respects, and the Taxes shown as due thereon were paid or adequately accrued. Seller has duly withheld and paid all Taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Seller.

(c) Tax Audits. Except as set forth for Schedule 6.6 (c), the federal and state income tax returns of Seller have not been audited by the Internal Revenue Service or any state taxing authorities and Seller has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Seller. There are outstanding no agreements or waiver extending the statutory period of limitations applicable to any tax return or report.

(d) Other. Seller has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under Section 338(g) or Section 338(h)(l0) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), or (iv) been a party to any tax allocation or tax sharing agreement.

6.7 Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Financial Statements or in Schedule 6.7, Seller does not have any Liabilities other than commercial liabilities and obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a Material Adverse Effect. Except as and to the extent described in the Financial Statements, Seller, without any independent investigation, has no Knowledge of any basis for the assertion against Seller of any Liability and there are, to Seller’s Knowledge, no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Seller’s business and consistent with past practice.

6.8 Compliance With Laws and Permits.

(a) Compliance. Seller to its knowledge (including each and all of its operations, practices, properties and assets) is in compliance with all applicable Laws, including, without limitation, those applicable to consumer lending transactions, discrimination in employment, occupational safety and health, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and product advertising Laws, except where the failure to so comply will not have a Material Adverse Effect. Seller has not received notice of any violation or alleged violation of, and to its knowledge is subject to no Liability for past or continuing violation of, any Laws. To Seller’s knowledge, no event has occurred or circumstance exists that may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with any Law, except where the failure to so comply will not have a Material Adverse Effect. All reports and returns required to be filed by Seller with any Government Entity have been filed, and were accurate and complete when filed, except where the failure to so comply will not have a Material Adverse Effect.

(b) Licenses and Permits. Seller has all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the business (as presently conducted) and operation of the Premises, except where the failure to so obtain such licenses, permits, approvals, authorizations, and consents will not have a Material Adverse Effect. Seller (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

6.9 Title; Accounts; Account Collateral; Other Assets.

(a) Marketable Title. Except as set forth on Schedule 6.9: (i) Seller has good and marketable title to all the Purchased Assets, free and clear of all Liens; and (ii) subject to the terms of the Seller Contracts with respect to the Seller Contracts, (A) none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof; (B) Seller has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as contemplated hereby, and (C) at Closing, Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens of any nature whatsoever except as set forth on Schedule 6.9(a).

(b) Accounts Generally. Seller has the complete and unrestricted power and the unqualified right to sell, assign and deliver the servicing of the Accounts to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire the right to service the Accounts free and clear of any Liens and there exists no restriction to Seller on the use or transfer of the Accounts to Buyer. No Person other than Seller has any right or interest in the Accounts, including the right to grant interests in Accounts to third parties. No restrictions will exist as of the Closing Date that would operate to restrict Buyer’s right to resell the servicing of the Accounts.

(c) Accounts. Schedule 2.l(c) identifies all accounts and other obligations that are subject to the senior interests of SageCrest, Schedule 3.l(b)(i) identifies all of the Dubhe Accounts, and Schedule 3.l(b) together with Schedules 2.l(c) and 3.l(b)(i) identify all of the accounts and other obligations owed to SageCrest, Cogent, Dubhe, or other parties serviced by Cogent as of the Closing Date, including the Accounts.

(d) Providers Agreements. Schedules 2.l(f) and 3.l(c) together identify all of the Provider Assignment Agreements between assignors of accounts receivable and either Cogent or parties for whom Cogent is servicing accounts receivable.

(e) Security Deposits. Schedules 2.1(n) and 3.l(c) together identify all of the security deposits and obligations owed or potentially owed by Cogent to third parties.

(f) Account Collateral. Schedule 2.l(e) identifies all of the Account Collateral, including without limitation all Account Collateral consisting of motor vehicles, existing as of the Closing Date, the location of all such Account Collateral, and the location and possessor of certificates of title relating to such Account Collateral, and to the extent Account Collateral is indicated on Schedule 2.l(e) as repossessed and sold (or that Seller does not hold title), that Seller has actually received proceeds of such Account Collateral.

(g) Notes Receivables and Obligations. Schedule 2.1(m) and 3.1(b) identifies all of the notes receivable and other obligations owed to Seller as of the Closing Date.

(h) No Representation Regarding Account Status. Seller does not make any representation with respect to the current status of the Accounts as of the Closing Date.

(i) $390,000 Investors. Schedule 6.9(j) identifies all of the present $390,000 Investors and all of the notes held by the $390,000 Investors.

6.10 Labor Matters. Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreement in connection with its business. (a) Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to so comply will not have a Material Adverse Effect, and is not engaged in any unfair labor practice; (b) there is, no unfair labor practice charge or complaint against Seller pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Seller; (d) no grievance which might have a Material Adverse Effect, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such basis for a claim therefor exists; and (e) there are not, administrative charges or court complaints against Seller concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity.

6.11 Employee Benefit Plans.

(a) Disclosure. The term “Employee Plans/Agreement” means all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, “golden parachutes,” collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all employee manuals, and all written or binding oral statements of policies, for the benefit of, or relate to, any persons (“Seller Employees”) employed by Seller. No Employee Plan/Agreement is a “multiemployer plan” (as defined in Section 4001 of ERISA), and Seller has never contributed nor been obligated to contribute to any such multiemployer plan.

(b) Terminations, Proceedings, Penalties, etc. Seller has no Employee Plan/Agreement subject to the provisions of Title IV of ERISA.

(c) Prohibited Transactions, etc. There have been no “prohibited transactions” within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which Seller or any of its assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any Liability under ERISA, the Code or any other Law applicable to any Employee Plan/Agreement, or under any agreement, instrument, Law pursuant to which Seller is required to indemnify any person against liability incurred under any such Law or Order.

(d) Controlled Group; Affiliated Service Group: Leased Employees. Seller is not and never has been a member of a controlled group of corporations as defined in Section 414(b) of the Code or in common control with any unincorporated trade or business as determined under Section 414(c) of the Code. Seller is not and never has been a member of an “affiliated service group” within the meaning of Section 414(m) of the Code. There are not and never have been any leased employees within the meaning of Section 414(n) of the Code who perform services for Seller, and no individuals are expected to become leased employees with the passage of time.

(e) Payments and Compliance. Except as set forth in Schedule 6.1l(e), with respect to each Employee Plan/Agreement, (i) all payments due from Seller to date have been made and all amounts properly accrued to date as a Liability of Seller which have not been paid have been properly recorded on the books of Seller and are reflected in the Financial Statements; (ii) Seller has complied with, and each such Employee Plan/Agreement conforms in form and operation to, all Laws, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Employee Plan/Agreement required to be filed with any Governmental Entity have been timely filed,; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; and (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Employee Plan/Agreement, except where the failure to comply with the foregoing will not have a Material Adverse Effect.

(f) Post-Retirement Benefits. Except as set forth in Schedule 6.11(e), no Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Seller Employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of Seller (including the Financial Statements), (iv) disability benefits under any Employee Plan/Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

(g) No Triggering of Obligations. Except as provided for in Schedule 6.1l(g), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Seller to severance pay, or any other payment,

(ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

6.12 Trade Rights. Schedule 6.12(a) lists all Trade Rights in which Seller now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Trade Rights are registered. Seller has not registered or filed an application or taken any other act toward registration of a Trade Right, other than those Trade Rights specifically identified on Schedule 6.12(a) as registered. Except as identified in Schedule 6.12(a), Seller has not granted any license or made any assignment of any Trade Right. Seller is not infringing and has not infringed any Trade Rights of another in the operation of the business of Seller, nor to Seller’s Knowledge, is any other person infringing the Trade Rights of Seller. To Seller’s Knowledge, there is no Litigation pending or threatened to challenge Seller’s right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Seller.

6.13 Litigation. There is no claim, action, litigation, suit, proceeding, arbitration, or governmental, administrative, regulatory or self-regulatory proceeding, investigation, or inquiry (“Litigation”) pending or to Knowledge of Seller threatened against Seller, its business or any of its assets. Except as set forth in Section 6.13, to Seller’s Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise or serve as a basis for the commencement of any such litigation. There is no order, injunction, judgment, decree, ruling or arbitration award of any Governmental Entity outstanding or to Seller’s Knowledge threatened to which Seller is subject. Except as set forth in Schedule 6.13, there are no unresolved debtor complaints or actions related to any of the Accounts, nor are there any customer complaints or actions that are currently pending or threatened verify.

6.14 Solvency. Seller is not in liquidation, has no application or order made for its winding up or dissolution, no resolution passed or steps taken to pass a resolution for its winding up or dissolution, has not been appointed a receiver, receiver and manager, administrator, liquidator, provisional liquidator, official manager or administrator to it or any of its assets.

6.15 No Governmental Order. No Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

SECTION 7. REPRESENTATIONS OF BUYER

Buyer represents and warrants to Seller as follows:

7.1 Corporate Existence. Buyer is a limited liability company duly organized and validly existing under the Laws of the state of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

7.2 Authorization. The execution, delivery, and performance of this Agreement have been duly authorized and approved by all requisite corporate action. When duly executed and delivered by Buyer, this Agreement will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

7.3 No Violation. Buyer’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate Buyer’s Articles of Incorporation or Bylaws, or any Law, regulation or court order applicable to Buyer or its assets, nor will it violate or conflict with, or constitute a default under any note, contract or other agreement or instrument to which Buyer is a party or by which Buyer or its assets are bound, or (ii) (except for consents to be acquired prior to Closing) to Buyer’s Knowledge, require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or third party.

7.4 Litigation. There is no Litigation pending or to Knowledge of Buyer threatened against Buyer, its business or any of its assets. To Buyer’s Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise or serve as a basis for the commencement of any such Litigation. There is no order, injunction, judgment, decree, ruling or arbitration award of any Governmental Entity outstanding or to Buyer’s Knowledge threatened to which Buyer is subject.

7.5 No Governmental Order. No Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, before or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:

8.1 Representations, Warranties, and Covenants of Seller. All representations and warranties made in this Agreement by Seller shall be true and correct as of the Closing Date as fully as though such representations and warranties had been made in all material respects (provided that any representation or warranty qualified by material or Material Adverse Effect shall be true in all respects, provided together that the representation in Section 6.2 shall be true in all respects, on and as of the Closing Date, and, as of the Closing Date, Seller shall not have violated and shall not have failed to perform any covenant or obligation in any material respect contained in this Agreement.

8.2 Consents and Regulatory Approvals. Seller will prior to Closing obtain all consents necessary for the consummation of the transactions contemplated hereby. Seller shall obtain prior to Closing all consents and approvals necessary under any Law, including all Governmental Entity approvals, to consummate the transactions contemplated by this Agreement.

8.3 No Suits or Actions. As of the Closing Date, no Litigation shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

8.4 Releases. Seller shall procure a release of the Lien in favor of Sagecrest on the Purchased Assets.

SECTION 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, before or at the Closing Date, of each the following conditions, any one or portion of which may be waived in writing by Seller.

9.1 Representations, Warranties and Covenants of Buyer. All representations and warranties made in this Agreement by Buyer shall be true and correct in all material respects (provided that any representation or warranty qualified by material or Material Adverse Effect shall be true in all respects), as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall not have violated and shall not have failed to perform any covenant or obligation in any material respect contained in this Agreement.

9.2 No Suits or Actions. As of the Closing Date, no Litigation shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

10.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement, including but not limited to the representations and warranties set forth in Sections 6 and 7, shall survive the Closing of this Agreement for a period of 18 months.

10.2 Indemnification by Seller. (a) In addition to any other rights or remedies that Buyer may have at law or equity, Seller shall subject to Section 10.2 (c), defend, indemnify and hold harmless Buyer, and their directors, officers, employees and (“Buyer’s Affiliates”) and their respective successors and assigns, from and against any and all Claims asserted against, resulting from, imposed upon, or incurred by Buyer, Buyer’s Affiliates, or the Purchased Assets pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement;

(ii) the breach of any covenant or obligation of Seller contained in this Agreement;

(iii) except for Assumed Liabilities, any claim of or against Buyer or Sagecrest, or the Purchased Assets arising from the actions or omissions of Seller otherwise than in accordance with this Agreement, occurring prior to the Closing Date;

(b) As used in this Section 10, the term “Claim” shall include (i) all Liabilities; (ii) all losses, damages (including, without limitation, consequential and punitive damages), judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (v) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement;

(c) The indemnification by Seller as provided in this Section 10.2 shall be effective with only with respect to all Claims indemnified by Seller which are in excess of the aggregate Claims that would be the subject of the indemnification by Seller under this Section 10.2 in the amount of $50,000, in which case all Claims will be subject to the indemnification.

10.3 Indemnification by Buyer. (a) In addition to any other rights or remedies that Seller may have at law or equity, Buyer shall subject to Section 10.3 (b) defend, indemnify, and hold harmless Seller and its directors, officers, employees, shareholders and (“Seller’s Affiliates”), its successors and assigns from and against any and all Claims asserted against, resulting from, imposed upon, or incurred by Seller or Seller Affiliates, directly or indirectly, by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement; and

(ii) the breach of any covenant or obligation of Buyer contained in this Agreement.

(b) the indemnification by Buyer as provided in this Section 10.3 shall be effective with only with respect to all Claims indemnified by Buyer which are in excess of the aggregate Claims that would be the subject of the indemnification by Buyer under this Section 10.3 in the amount in excess of $50,000, in which case all Claims will be subject to the indemnification.

10.4 Indemnification of Third-Party Claims. The following provisions shall apply to any Claim subject to indemnification which is (i) a suit, action, arbitration, proceeding, or investigation filed or instituted by any third party, or (ii) any other form of proceeding investigation, inquiry or assessment instituted by any Government Entity:

(a) Notice and Defense. The party or parties to be indemnified (whether one or more, the “Indemnified Party”) will give the party from whom indemnification is sought (the “Indemnifying Party”) written notice of any such Claim. Failure to give such notice shall not affect the Indemnifying Party’s duty or obligations under this Section 10, except to the extent the Indemnifying Party is prejudiced thereby. The Indemnifying Party will undertake the defense thereof by legal counsel chosen by the Indemnifying Party, with the consent of the Indemnified Party which consent shall not be unreasonably withheld. Failure of the Indemnified Party to provide its consent or reasons to withhold consent as required in the preceding sentence within 10 calendar days after receipt of notice by the Indemnifying Party of its choice of legal counsel shall be deemed as the consent of the Indemnified Party. The assumption of defense shall not constitute an admission by the Indemnifying Party of its indemnification obligation hereunder with respect to such Claim, and its undertaking to pay directly all costs, expenses, damages, judgments, awards, penalties and assessments incurred in connection therewith. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

(b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party’s defense, compromise, settlement or consent to judgment.

(c) Indemnified Party’s Rights. Anything in this Section 10 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

10.5 Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Section 10. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment.

SECTION 11. CLOSING

11.1 Time and Place. The Closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall be at the offices of Buchalter Nemer located at 1000 Wilshire Boulevard, Suite 1500, Los Angeles, California 90017 on March 14, 2007 at a time mutually acceptable to the parties.

11.2 Obligations of Seller at Closing. At the Closing and contemporaneously with the performance by Buyer of its obligations described in Section 11.3, Seller shall deliver to Buyer the following:

(a) Bills of sale, assignments, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, necessary to transfer and convey all of the Purchased Assets to Buyer.

(b) Possession of the Premises;

(c) All books and records related to the Purchased Assets and Seller Contracts, including without limitation all documents and files relating to the Accounts;

(d) Evidence of the release of all Liens;

(e) Copies of all executed consents required by this Agreement;

(f An indemnification agreement by Schlegel in favor of Buyer, SageCrest and certain affiliates and related entities of SageCrest as designated by SageCrest (collectively, “SageCrest Entities”), in form and substance acceptable to SageCrest;

(g) A release by Seller and Schlegel in favor of SageCrest Entities, in form and substance acceptable to SageCrest Entities;

(h) A release by Dubhe and $390,000 Investors in favor of SageCrest Entities, in form and substance acceptable to SageCrest Entities;

(i) Certified resolutions of the board of directors and Shareholders authorizing the performance by Seller of transactions contemplated herein; and

(j) Such other certificates and documents as may be called for by the provisions of this Agreement or reasonably requested by Buyer and its legal counsel.

11.3 Obligations of Buyer at Closing. At the Closing and contemporaneously with the performance by Seller of its obligations described in Section 11.2, Buyer shall deliver to Seller the following:

(a) The Purchase Price Accounts;

(b) Licenses to the Trade Rights set forth in that “Trade Right License Agreement;”

(c) Payment of the amounts set forth in Schedule 2.2(d);

(d) Termination of the guarantee of Schlegel;

(e) A release in favor of Seller and Schlegel by SageCrest and its Affiliates (as defined in that certain Mutual Release of even date herewith), in form and substance acceptable to Cogent and Schlegel, but excluding any release with respect to gross negligence or willful misconduct by any Schlegel Party (as that term is defined in that certain Mutual General Relase of even date herewith), or fraud by Schlegel, or any obligation, representation, or warranty relating to or arising from this Agreement or the transactions and other documents contemplated herein;

(f) Certified resolutions of Buyer authorizing the performance by Buyer of transactions contemplated herein; and

(g) Such other certificates and documents as may be called for by the provisions of this Agreement.

SECTION 12. BOOKS AND RECORDS

Other than the Purchased Books and Records, the Purchased Assets do not include the books of account and financial records of the business of Seller. Other than the Purchased Books and Records, possession and custody of books of account and financial records that are currently in the physical custody and control of Seller shall remain with Seller. All books and records relating to Seller that either are currently in the control and custody shall be available to Buyer for inspection by Buyer and its representatives, upon reasonable notice to Seller and at Buyer’s sole expense. With respect to the Purchased Books and Records, Buyer or its successors and assigns shall be entitled to retain physical custody, possession and control of the Purchased Books and Records, and to the extent Buyer has possession and control of the Purchased Books and Records, the Purchased Books and Records shall be available for inspection by Seller and its representatives, upon reasonable notice to Buyer at Seller’s sole expense, solely for the purpose of enabling, and for so long as is necessary to enable, Seller to comply with any reporting, tax or other requirements under applicable Law.

SECTION 13. TERMINATION OF AGREEMENT

13.1 Mutual Consent. This Agreement may be terminated by mutual written consent of the parties to this Agreement.

13.2 Breach of Representations and Warranties; Failure of Conditions. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if:

(a) The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party, which shall not have been cured by such other party within five (5) days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the Closing Date, whichever first occurs. In the event an error is of such a nature that it is impossible to remedy it within five (5) days after receipt of such notice, a party may not terminate this Agreement if the other party has taken all steps necessary to cure the error within five (5) days of receipt of notice, and the error will be cured merely by the passage of time.

(b) All of the conditions precedent of the terminating party’s obligations under this Agreement, have not occurred and have not been waived by the terminating party on or prior to the Closing Date.

13.3 Closing Notwithstanding the Right to Terminate. The party with a right to terminate this Agreement pursuant to Section 14.2 shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.

SECTION 14. SPECIAL COVENANTS AND CONDITIONS

14.1 Confidentiality. The parties agree to observe the following covenants with respect to confidentiality:

(a) The parties agree that no disclosure of this Agreement or the terms and conditions hereof shall be made to any third party without the consent of Buyer and Seller, as applicable, except; (i) to directors, officers, employees, agents, auditors or advisors of Buyer and Seller or their respective affiliates who are provided such information in connection with the consummation of the transactions contemplated by this Agreement, and who have been informed, and have agreed to comply with, the disclosure restrictions contained herein; (ii) when required by Law or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding, Buyer or Seller, as the case may be; or (iii) to Account debtors to redirect payments and other matters relating to the Accounts to Buyer to the extent necessary.

(b) Seller shall, and shall cause each of its directors and officers to, and shall use its best efforts to cause each of its employees and affiliates to, hold in confidence, and not disclose (or permit or suffer its personnel to disclose) to any person outside its organization, any Confidential Information concerning (i) any Account debtor or Account, (ii) any other Purchase Asset, or (iii) for a period extending for 2 years after the Closing, Buyer or any of its affiliates. Seller shall disclose such Confidential Information only to persons within its organization, in either case who have a need to know such Confidential Information in connection with the consummation of the transactions contemplated by this Agreement; provided that Seller may disclose Confidential Information (y) when required by Law or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding; or (z) in connection with any claim involving the subject matter of this Agreement or any request for indemnification pursuant to this Agreement.

14.2 Further Assurances. After the Closing Date, Buyer and Seller shall, and each shall cause their respective affiliates to, assist and cooperate with the other, including making available to the other party, at reasonable times and upon reasonable advance notice, relevant records and appropriate personnel in connection with any investigation or the preparation of or participation in a defense, negotiation or settlement relating to any pending, future or threatened claim, litigation or proceeding by a Governmental Entity involving the conduct or interest of such other party or its affiliates or predecessors, including employee and tax matters.

14.3 Transition Services Agreement. Seller and Buyer shall enter into an agreement that provides for the designation of certain responsibilities and handling of events with respect to the transactions contemplated under this Agreement.

14.4 Use of Name; License. Prior to Closing, Seller shall change its corporate name from “Cogent Financial Group” to another name that would not be construed with any Trade Right. Except for the Trade Right retained by the Seller pursuant to this Agreement, Seller shall not be permitted to use any Trade Right, including trade name without the express written consent of Buyer pursuant an agreement in form and substance acceptable to Buyer.

14.5 Relocation of Seller. In the event Buyer obtains the rights to possession of the Premises, whether by assignment of the Premises Lease or sublease, or otherwise, Seller and Seller’s Affiliates shall be permitted to retain possession of that certain portion of the Premises designated as Suite 740 for a period not to exceed 30 days from the Closing Date without charge.

14.6 Reimbursement of Relocation Expenses. Upon the Closing Date, Buyer shall deliver to Seller cash in the amount of $50,000 to reimburse Seller for costs and expenses relating to Seller’s relocation from the Premises.

14.7 License For Use of Software. Seller and Buyer shall enter into a license agreement pursuant to which Seller shall be granted by Buyer a limited, non-exclusive right to use certain Purchased Assets consisting of software for the purpose of servicing accounts receivable.

SECTION 15. EFFECTIVE DATE

15.1 Effective Date. Upon the Closing, the effective date of the transactions contemplated hereunder shall be December 31, 2006.

SECTION 16. MISCELLANEOUS

16.1 Binding Effect. This Agreement shall be binding upon the parties and their heirs, personal representatives, successors, and assigns, and shall inure to their benefit.

16.2 Amendment. This Agreement may be amended only by a written instrument executed by the party against whom enforcement is sought.

16.3 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed given if delivered personally to the party for whom such notice was intended, or by mail, postage pre-paid, certified or registered, return receipt requested, to the respective parties at the following addresses, or at such other address that a party shall specify by notice given to the other parties in accordance with this section:

To Seller:	Coastal Financial Group
3900 Kilroy Airport Way, Suite 117 Long Beach, CA 90806
Attn: Theodore Schlegel

with copy to:	Brian L. Davidoff, Esq.
Rutter Hobbs & Davidoff Incorporated 1901 Avenue of the Stars Suite 1700 Los Angeles, CA 90067

To Buyer:	Cogent Acquisition Company, LLC
3 Pickwick Plaza Greenwich, CT 06830 Attn: Nicholas Prouty

with copy to:	William S. Brody, Esq. Buchalter Nemer 1000 Wilshire Blvd, Suite 1500 Los Angeles, CA 90017

16.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

16.6 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

16.7 Nonwaiver. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or any subsequent breach of the same provision. No waiver shall be binding unless executed in writing by the party making the waiver.

16.8 Exhibits and Schedules. All exhibits and schedules attached hereto are, by this reference, incorporated herein and made a part hereof as if set forth in their entirety.

16.9 All obligations on the part of the parties by the terms or context hereof to be performed subsequent to Closing shall survive the Closing for the period set forth in Section 10.1.

16.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the state of California.

16.11 Entire Agreement. This Agreement contains the entire understanding between the parties with respect to subject matter set forth herein and this Agreement supersedes all prior and contemporaneous negotiations and agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

COGENT ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:

SELLER:

COGENT FINANCIAL GROUP, a California corporation

By:

S-1

Asset Purchase Agreement

SCHEDULE 2.1 (a)

EQUIPMENT. FURNITURE AND FIXTURES

Furniture

Large brown credenza

2 wooden desks, brown, 1 with return

Glass coffee table

8 black desks

Computer table

3 black 2 drawer lateral files

3 leather chairs

1 black side table

1 safe

1 fireproof file cabinet

8 black desks

5 drawer lateral file, beige

2 self wooden bookcase, brown

3 large 2 door metal cabinets

2 drawer lateral file, beige

Kitchen Equipment

Microwave oven

Toaster oven

Computers

Computer Type	Service Tag	Monitor	Printer
Dell PowerEdge 400SC	HQG8041	FP	HP 6110
Custom	n/a	FP
Dell Dimension 3000	GZVHY61	FP
Custom	n/a	FP
Custom	n/a	FP
Dell Dimension 3000	GB3BL71	FP
Dell Dimension 3000	GN43T81	FP	Lexmark 7350
Dell Dimension 2400	C3DQ641	FP
Dell Dimension 3100	74T9PB1	FP
Dell Dimension 2400	JCFX241	FP
Dell Dimension 1100	6VX8Q91	FP
Custom	n/a	FP
Dell Dimension 3000	CZBHY61	FP	Brother 3800

Computer Type	Service Tag	Monitor	Printer
Dell Dimension 1100	4VX8Q91	FP
Dell Dimension 2400	F3DQ641	FP
Dell Dimension 1100	2WX8Q91	FP
Dell Dimension 3000	CH43T81	FP
Dell Dimension 3000	7SBTP81	CRT
Dell Dimension 3000	F68V571	CRT
Dell Dimension 3000	4SBTP81	CRT
n/a	n/a	n/a	Lexmark 7350
Dell Dimension 3100	47ZMV81	FP
Dell Dimension 3000	JB3BL71	CRT	Brother 2820
Dell Dimension 2400	7VZMJ41	CRT
Dell Dimension 4600	8CWQP41	FP	HP LJ 6P
Dell Dimension 3000	FN43T81	FP
Dell Dimension 2400	J00TT51	FP
Dell Dimension 1100	8VX8Q91	FP	Brother 3800
Custom	n/a	CRT
Dell PowerEdge 400SC	JQGB041	CRT	HP 6110
Dell Dimension 2400	D32CD51	FP	Lexmark E232
Dell Dimension 4600	CCWQP41	FP
Dell Dimension 3000	6SBTP81	FP	Ricoh AP400
Dell Dimension B110	CLF4391	FP
Dell Dimension B110	8LF4391	FP
Dell Dimension 2400	JLLX051	FP	Ricoh AP400
Dell Dimension 2400	17D5851	FP
Dell Dimension 3000	FZBHY61	CRT
Custom	n/a	FP
Dell Dimension 3000	B68V571	CRT
Dell Dimension 2400	3VZMJ41	FP	Brother 7220
Custom	n/a	FP
Dell Optiplex 170L	HX63491	FP
Dell Dimension 2400	4R53F41	FP
Dell Dimension 4700	C87D561	FP	Lexmark C752
Dell Dimension 2400	7R53F41	FP
Dell Dimension 4700	J72P771	FP	HP 6110
Dell Dimension 2400	310TT51	FP
Custom	n/a	CRT

Computer Type	Service Tag	Monitor	Printer
Custom	n/a	FP
Dell Dimension 1100	9VX8Q91	FP
Dell Dimension 2400	G017351	FP
Dell Optiplex 170L	FX63491
Dell Dimension 4700	H72P771

Server Equipment

Computer Type	Service Tag
Dell Power Edge 2600	9YMYN31
Dell Power Edge 1850	B5BDR91
Dell Power Edge 850	848L591
Dell Power Edge 850	F4TK591
Dell Power Edge 750	75CDZ61
Dell Power Edge 1750	CTFMF41
4 Custom built servers	no serial number
5 Lacie External HD’s	used for backup
3 Western Digital External HD’s	used for backup
Cisco Pix 515E Firewall	firewall
6APC Back-ups xs 1500	UPS batteries
3 Cisco Switches catalyst 2900	switches
2 Dell Power Connect 2724/2324	switches
Linksys Wireless G router	wireless networking

Miscellaneous Computer Equipment

Equipment Model	Type
Hewlett Packard LJ 1320N	network labels printer
Brother Fax 2820	fax
Brother Fax 2820	fax
Ricoh AP 610 N	network printer
Brother 3240C	fax
InFocus Model LP425Z
3dw94700241	projector
Premier paper folding machine
66415	Paper Folder
Sharp TV with VCR 521483	TV
Ricoh 2045eSP	network printer
Ricoh 2045eSP	network printer
Ricoh 2018	network printer
Software
MC2000 proprietary software

SCHEDULE 2.1(b)

SELLER CONTRACTS

AccounTemps General Conditions of Assignment

*AT&T Comprehensive Service Order No. 346974

*AT&T Pricing Schedule – Business Network

*AT&T Pricing Schedule – Internet

*Avaya Lease Agreement-phone equipment

California DMV Commercial Vehicle Requester Services Agreement

*Cingular Cell Phone Agreement

CourtQuest, Inc. Application and Employment Services Agreement

*Dell Financial Services Equipment Lease - Account No. 001-6340820-001

GeoTracer Agreement

Hartman Insurance Services Agreement

Nu Skin United States, Inc. Scanner Lease Agreement

Pacific Motor Sales - Consignment Agreement

PAL Servicing Agreement

PAL Software Lease

Paychex Payment Agreement

Paychex Retirement Services Agreement

Paychex Master Custody Agreement

*PFSC Backup Servicing Agreement

*Pitney Bowes Lease Agreement

*Pitney Bowes Work Statement

*Premises Lease dated 8/16/04 as amended

*Swets Employment Agreement

*Verizon Cell Phone Agreement*

*Wells Fargo Credit Card Terminal Equipment Lease Agreement

*Wells Fargo OPS (On Line Processing Services) Agreement

*Provider Agreements per the attached Schedule 2.1 (f) Adobe pdf list

*700 Credit Services Agreement

*	Items marked are Mandatory Seller Contracts which Buyer shall assume whether or not such contracts are assignable by their terms. If Buyer cannot assume such Mandatory Seller Contracts, Buyer shall nevertheless be responsible to indemnify Seller for obligations under such Mandatory Seller Contracts from and after the Closing Date

SCHEDULE 2.1(C)

ACCOUNTS

See attached electronic copy of Accounts through February 28, 2007 and updated through March 12, 2007.

SCHEDULE 2.1(e)

VEHICLE COLLATERAL

(a)	See attachment of judgments, liens and other enforcement actions.

(b)	See attached electronic copy of motor vehicles liens.

SCHEDULE 2.1(f)

PROVIDER ASSIGNMENT AGREEMENTS

Attached in electronic format is a list of all providers to Seller. However several of the providers have no written agreement with Seller and if they do have an agreement such an agreement cannot be located. The lack of such an agreement may effect the enforceability of an Account from such provider.

SCHEDULE 2.1(g)

LEASEHOLD IMPROVEMENTS

8/19/2004	Ocean Beach Investors, L.P.	$19,757.20

11/16/2004	Boise Workspace	$4,482.00

1/1/2005	The Home Depot	$697.39

1/19/2005	Boise Workspace	$810.57

6/23/2005	Ocean Beach Investors, L.P.	$14,391.54

7/7/2005	Ocean Beach Investors, L.P.	$16,678.98

3/1/2006	Ocean Beach Investors, L.P.	$1,417.00

		$58,234.68

Represents payments for the buildout of suite 770 and expansion space.

*	No assurance is given that the leasehold improvements or the lease for the business premises of Seller at 5150 East Pacific Coast Highway, Long Beach, California, 90804 can be assigned.

SCHEDULE 2.1(k)(i)

SELLER DEPOSITS

Letter of credit for deposit for lease agreement for premises at 5150 East Pacific Coast Highway, Long Beach, California, 90804 in account no 3189499688 at Wells Fargo Bank.

SCHEDULE 2.1(l)

BANK ACCOUNTS

Bank	Account Number	Description
Wells Fargo	4121111595	Lockbox Account
Wells Fargo	4121111603	Cash Holding Account
Wells Fargo	4121131908	Disbursement account
Wells Fargo	4121301956	Provider Payment Account
Wells Fargo	7191319131	Remote Payments Accounts*
Wells Fargo	4121131890	Old Deposit Account
Wells Fargo	7868723888	PayPal Account*
Wells Fargo	3189499688	Savings
Bank of America	09759-43371	Remote Payments Accounts*
Citibank	200917177	Cash account*
Wells Fargo	4121169197	PAL account*

*	The accounts are not being transferred to Buyer as part of the Agreement but are remaining with Seller.

SCHEDULE 2.1(m)

OBLIGATIONS RECEIVABLE TO SELLER

Description	Amount
Due from SageCrest, servicing fees	$875,603

Misc. Receivable, Redline Towing	$64,000

*

A/R Post Funding Charges	$248,812

*

A/R Post Funding Servicing Fees	$676,438

Promissory Note, Douglas Garcia	$338,170.78
Employee Loan Agreements:
Abril
Bumbers
Cabral
Depugh
Duran, M.
Harrell
Lozano
Martinez
Monroy
Moreno
Duran, P.
Ponce
Rivas
Rodriguez
Ruelas
Shepard
Washington

*	These amounts are showing on the Seller’s books and records but should have been written off after the Seller sued Southeast Emergency Physicians Association (“SEPA”) and later entered into a settlement agreement with SEPA. These amounts are not collectible.

SCHEDULE 2.1(n)

EXCLUDED BANK ACCOUNTS AND FUNDS

Bank	Account Number	Description
Wells Fargo	1350966142	Investor Funds Account
Wells Fargo	341-2767463	Old Investment Account
Wells Fargo	7191319131
Citibank	200917177	To obtain Citibank letter of credit required
		under the office building lease
Bank of America	0975943371	Cash account
Wells Fargo	7868723888	PayPal Account
Wells Fargo	3189499688	Savings
Wells Fargo	4121169197	PAL account

SCHEDULE 2.2(a)

ASSUMED EMPLOYEE LIABILITIES

Description	Amount
Vacation time accrued thru 3/13/07	$59,205.71
Estimated wages, 2/26/07 - 3/13/07	$81,413.18
February employee bonus & commission	$8,984.17
D. Swets contract buy out	$70,000.00
Employer payroll tax on all above items	$26,352.36
Employer match on 401k, above wages	$2,196.20
Plus the following benefits:
Medical lnsurance - Employer & Employee paid
Dental lnsurance - Employee Paid
STD/LTD - Employer Paid
Vision Plan - Employee paid
Life & ADD - Employer paid
Term Life lnsurance (voluntary plan)
401(k) Plan
Flexible Spending Account

SCHEDULE 2.2(b)

DEPOSITS BY THIRD PARTIES

See information as part of Schedule 2.l(c)

See also attached summary.

SCHEDULE 2.2 (d)

ACCOUNTS PAYABLE

Invoices in house, unpaid

A-1 Recovery	125

Able Auto Adjustors	10,277

Accountemps	4,554

AFLAC	676

Allen Matkins Leck Gamble	2,293

Ampco System Parking	100

AT&T	117

Avaya Financial Services	1,421

Buchalter, Nemer, Fields & Younger	929

Cal Choice Benefits Administrator	7,706

Cintas Document Management	285

Curtis 1000	828

Dell Financial Services	275

Drivtrac	518

E. Wireless Communications	466

Ellen Stern	2,732

Global Connect	1,610

KC Office Services	160

Michael P. Allen & Assoc	7,035

National Creditors Connection	230

Orange Commercial Credit	825

PCS, Inc.	1,270

Pitney Bowes Credit Corp	12,682

Pitney Bowes, Inc.	546

Portfolio Financial Servicing	1,500

Ricoh Business Systems	650

RPM Vehicle Remarketing	4,970

Rutter, Hobbs, Davidoff Inc	54,236

Schlegel Financial Consulting Fee	7,865

Seaside Printing	844

Simons Services & Recovery	2,068

Skyline Exhibits Los Angeles	927

Staples Business Advantage	1,240

State Compensation Insurance Fund	1,793

Stephen & Stein	745

Sunset Detectives, Inc.	800

Transunion	50

Vea Recovery Services	8,675

Verizon Wireless	431

Worldwide Express	699

Services thru 3/13/07, invoices not yet received

700 Credit	10,163

Accurint	3,185

Accountemps	3,907

AFLAC	676

AT & T- MDCD	4,191

AT & T: 497	4,518

AT & T Data	600

Cingular Wireless	498

Dell Financial Services	275

DHL	179

eFax Corporate	610

E. Wireless Communications	467

Experion	75

Equifax	50

RPM Vehicle Remarketing	600

Staples	600

Verizon California	122

Verizon Wireless	86

State Compensation Insurance Fund	1,793

Jon Stein, CPA	1,828

Worldwide Express	365

Ienhance	1,500

Misc post funding providers	250

Citicard- 1198	979

American Express 71009	2,488

Paychex, payroll processing fee	890

Other Misc. Accruals

Rodney Morris- settlement accepted	20,000

Legal- Rodney Morris settlement	5,000

Payable to Gulf Imaging & SEPA	40,000

Payable to Boublik, interest paid semi-annually	7,666

Samuel Tucker Settlement	2,647

Rutter, Hobbs, Davidoff Estimated March invoice	30,000

Scheinrock Advisory Group	20,000

SCHEDULE 2.2(f)

ASSUMED LIABILITIES

1.	All liabilities and obligations accruing after the Closing Date under those certain Seller Contracts designated as mandatory Seller Contracts on Schedule 2.1(b).

2.	Any and all obligations to perform under the Accounts listed on Schedule 2.1(c) accruing after the Closing Date.

3.	Any and obligations to perform under the Provider Assignment Agreement listed on Schedule 2.1(f), other than those identified on Schedule 3.1, accruing after the Closing Date.

4.	All Assumed Employee Liabilities listed on Schedule 2.2(a) and Section 2.2(a) of the Agreement.

5.	Any and all obligations to credit or reimburse for the deposits and other funds paid by account debtors listed on Schedule 2.2(b) and Section 2.2(b) of the Agreement.

6.	All accounts payable listed on Schedule 2.2(d) and Section 2.2(d) of the Agreement.

7.	All triggered obligations listed on Schedule 6.11(g).

8.

SCHEDULE 3.1

EXCLUDED ASSETS

Schedule 3.1(a)

Personal Property:

Ted Schlegel’s personal office furniture

•	2 drawer lateral file

•	Credenza

•	Round desk

•	5 arm chairs

•	1 upholstered chair

•	7 pieces of artwork

•	3 drawer file

•	Computer desk

•	Side table

•	2 larqe potted plants, 1 empty pot

•	Table lamp

•	Globe

•	Leather desk set- 2 in/out trays, notepad holder, desk pad

3 lateral file cabinets

Computers & Equipment:

•	Dell Dimension 3100 HBYMV81 with flat panel

•	Dell Dimension E520 DJ5SCC1 (AMS Server)

•	Dell Dimension 3000 1C3BL71 with flat panel

•	Dell Dimension 2400 1X74Q71 with flat panel

•	Dell Dimension 1100 7VX8Q91 with flat panel

•	Dell Dimension B110 FLF4391 with flat panel

•	Dell Dimension (Ted’s) with flat panel

•	Vonage Phone Router

•	Ricoh AP 610 N Network Printer

•	Refrigerator - small

Insurance policies:

•	Commercial Liability

•	D & O

•	E & O

•	Keyman

SCHEDULE 3.1(b)

All accounts receivable assigned to Dubhe or being serviced by Seller for Dubhe- See attached electronic copy of such accounts

Purchase Price Accounts

All Accounts being collected by Paramount Alliance Limited for Southeast Physicians Alliance Association and Gulf Imaging Associates, P.A.

SCHEDULE 3.1(c)

Trade Names:

The SurgiCredit name

PAL

Paramount Alliance

Edgewater Financial

Other Assets and Agreements:

All assets owned by Edgewater Financial.

All assets owned by PAL

Auto Master software

Garcia Promissory Note in the amount of $1,588,983.17

All agreements between Seller and Paramount Alliance Limited

All agreements between Seller and Edgewater Financial Group

California Finance Lender & Broker License File No. 603 6490*

City of Long Beach Business License*

Louisiana License NOT 11357-0

Sales tax refunds on any foreclosed vehicles that were financed by Dubhe

Excluded bank accounts identified in Schedule 2.1(n)

Hessman confidentiality agreement

Any tax refund that may be payable to Seller

Historical records in storage on P2 of parking lot of the 5150 E. PCH All insurance policies and proceeds therefrom

The following telephone numbers:

(562) 684-0714	Efax
(866) 270-4700	PAL
(562)592-0010	Edgewater
(562) 608-8406	Edgewater
(619) 405-6919	Cell
310-804-0613	Cell
310-804-0612	Cell
P.O.Box 90452	PAL

SCHEDULE 6.1

QUALIFICATION

The Seller’s qualification in Texas has lapsed and is in the process of being reinstated.

SCHEDULE 6.4

ASSIGNED AGREEMENTS

Pitney Bowes Lease Agreement

Due to issues concerning the performance of the equipment Seller stopped paying this lease beginning with the October 2006 payment. Negotiations were initiated to void the agreement. Pitney Bowes has to date refused to come to the table and negotiate a buyout of the lease. $12,637.90 per the statement of account dated February 13, 2007 is the amount for the lease to be brought current.

Seller in unaware whether the Seller Contracts are assignable. Seller makes no representation or warranty that the Seller Contracts can be assigned to Buyer, with or without the consent to the other party to such Seller Contract.

SCHEDULE 6.5

FINANCIAL STATEMENTS

See Balance Sheet, Income Statement and Statement of Cash Flows for the period ended December 31, 2006 (the “Financial Statements)

SCHEDULE 6.6

Tax Matters

Schedule 6.6(a)

There is no provision on the Financial Statements or on prior years financial statements for payment of taxes.

Schedule 6.6(b)

Filing of Tax Returns

All tax returns required to be filed have been timely filed with the exception of the fye 12/31/05 return which was filed late.

All returns filed were true and correct in all material aspects and any taxes shown as due were paid.

All taxes relating to salaries have been withheld and paid as required.

SCHEDULE 6.6(c)

TAX AUDITS

County of Los Angeles, Office of the Assessor Escape Assessment for 2005 & 2006 Total $1,951.64

State of California Franchise Tax Board Audit of tax year 12/31/02 interest expense. Additional tax paid 11/21/06; Penalty and interest paid 1/30/07

SCHEDULE 6.7

DISCLOSED LIABILITIES

Rodney Morris settlement payment plus attorneys fees-approx $25,000

Liability to Gulf Imaging- $40,000

Samuel Tucker small claims judgment $2,600

SCHEDULE 6.9

MARKETABLE TITLE

As disclosed in Scheduled 2.1(f) several of the providers have no written agreement with Seller and if they do have an agreement such an agreement cannot be located

Seller has received verbal threats of litigation as a result of the activities of third party collector Vocational Recovery Solutions, LLC.

Seller in unaware whether the Seller Contracts are assignable. Seller makes no representation or warranty that the Seller Contracts can be assigned to Buyer, with or without the consent to the other party to such Seller Contract.

SCHEDULE 6.9(J)

$390,000 INVESTORS

Theodore F. Schlegel	$100,000
Michael Boublik	$100,000
Cimbolo Family Trust	$50,000
Justin Betance	$40,000
Keith Kretschmer	$100,000

SCHEDULE 6.11(e)

EMPLOYEE PAYMENTS

See Schedule 6.11(g)

SCHEDULE 6.11(g)

TRIGGERED OBLIGATIONS

Vacation time accrued thru 3/13/07	$59,205.71

Estimated wages, 2/26/07 - 3/13/07	$81,413.18

February employee bonus & commission	$8,984.17

D. Swets contract buy out	$70,000.00

Payroll tax on above	$26,352.36

Employer match on 401k, above wages	$2,196.20

SCHEDULE 6.12

TRADE RIGHTS

Trademarks & Names:

Cogent Financial Group-	corporate name
Medicredit-	trademark
Medicredit.com	corporate name
Denticredit	trademark

AtNeed Credit	trademark
MC 2000
PAL AGENCY*	fictitious business name
Paramount Alliance, Ltd*.	Corporate name
Edgewater Financial*
Surgicredit*	trademark

Business Licenses:

California Finance Lender & Broker License File No. 603 6490*

City of Long Beach Business License*

California Department of Motor Vehicles Commercial Requester Account

Louisiana License NOT 11357-0*

*	These tradenames and other rights are not being assigned to Buyer but are being retained by Seller

SCHEDULE 6.13

LITIGATION

Seller has received verbal threats of litigation as a result of the activities of third party collector Vocational Recovery Solutions, LLC. Seller can give no assurance that these borrower complaints are resolved or that they will not ultimately result in litigation.